EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of CJC (Hong Kong) Limited

(Incorporated in Hong Kong, the People’s Republic of China)

We have audited the accompanying consolidated balance sheets of CJC (Hong Kong) Limited and subsidiaries as of December 31, 2015 and December 31, 2014, and the consolidated statements of operations and other comprehensive income, the consolidated statements of stockholders’ equity, and the consolidated statements of cash flows for the years ended December 31, 2015 and December 31, 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor have we been engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Resort Savers, Inc. and subsidiaries as of December 31, 2015 and December 31, 2014, and the consolidated results of its operations and its cash flows for each of the years ended December 31, 2015 and December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/Anthony Kam & Associates Limited

Anthony Kam & Associates Limited

Certified Public Accountants

December 23, 2016

Hong Kong, the People’s Republic of China

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CJC (Hong Kong) Limited

Consolidated Balance Sheets

		September 30,	December 31,	December 31,
		2016	2015	2014
	Notes	US$	US$	US$
		(unaudited)
ASSETS
Current Assets
Cash and cash equivalents		43,320	140,438	165,896
Accounts receivable	4	614,273	78,532	-
Prepaid expenses and deposits	5	8,643,865	73,919	479,456
Due from related party	6	298,000	-	1,228,626
Total Current Assets		9,599,458	292,889	1,873,978
Property and equipment, net	7	74,319,425	75,893,832	70,021,725
Intangible assets, net	8	210,572	221,606	239,878
TOTAL ASSETS		84,129,455	76,408,327	72,135,581

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	9	1,128,431	1,541,519	1,261,727
Accrued interest	10	1,652,747	1,254,629	738,549
Deposits received	11	1,743,068	1,713,694	1,304,391
Due to related parties	12	28,850,495	22,619,301	21,607,067
Tax payable	15	687,962	744,699	997,097
Other liabilities	13	674,618	1,309,000	1,627,110
Total Current Liabilities		34,737,321	29,182,842	27,535,942
Long-term loans payable	10	39,401,215	36,628,900	33,001,335
TOTAL LIABILITIES		74,138,536	65,811,742	60,537,277

COMMITMENTS AND CONTINGENCIES	2	-	-	-

STOCKHOLDERS’ EQUITY
Common stock	14	9,670,000	9,670,000	9,669,988
Capital reserve		34,287	34,287	34,287
Accumulated deficit		(2,365,857)	(1,862,908)	(1,355,928)
Accumulated other comprehensive income (loss)		2,652,489	2,755,206	3,249,957
Total stock holders' equity		9,990,919	10,596,585	11,598,304
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY		84,129,455	76,408,327	72,135,581

 The accompanying notes are an integral part of these consolidated financial statements.

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 CJC (Hong Kong) Limited

Consolidated Statements of Operations and Other Comprehensive Income (Expenses)

	Nine months ended September 30	Year ended December 31,
	2016	2015	2014
	US$	US$	US$
	(unaudited)
Revenue	1,551,415	1,987,464	2,183,113
Cost of goods sold	(748,803)	(833,467)	(924,122)
Gross Profit	802,612	1,153,997	1,258,991

Operating Expenses
General and administrative	(304,201)	(568,803)	(2,044,625)
Total Operating Expenses	(304,201)	(568,803)	(2,044,625)

Operating Profit (Loss)	498,411	585,194	(785,634)
Other Expense
Other loss	(423)	(23,998)	(32)
Interest expense, net	(1,000,937)	(1,068,176)	(803,306)
Total Other Expenses	(1,001,360)	(1,092,174)	(803,338)

Loss Before Income Taxes	(502,949)	(506,980)	(1,588,972)
Provision for income taxes	-	-	-

Net Loss	(502,949)	(506,980)	(1,588,972)

Other Comprehensive Income (Loss)
Foreign currency translation adjustments	(102,717)	(494,751)	(353,574)
Total Comprehensive Loss	(605,666)	(1,001,731)	(1,942,546)

Basic and Diluted Loss per Common Share	(5,029.49)	(5,069.80)	(15,889.72)
Basic and Diluted Weighted Average Common Shares Outstanding	100	100	100

The accompanying notes are an integral part of these consolidated financial statements.

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CJC (Hong Kong) Limited

Consolidated Statement of Stockholders' Equity (Deficit)

Nine Months Ended September 30, 2016 (unaudited) and Years Ended December 31, 2015 and 2014

	CJC. Shareholders
	Number of Shares	Share Capital	Capital Reserve	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders' Equity

Balance - December 31, 2013	-	9,669,988	34,287	233,044	3,603,531	13,540,850

Net loss	-	-	-	(1,588,972)	-	(1,588,972)
Other comprehensive loss	-	-	-	-	(353,574)	(353,574)
Balance - December 31, 2014	-	$9,669,988	$34,287	$(1,355,928)	$3,249,957	$11,598,304

Issued common stock for Founder	100	12	-	-	-	12
Net loss	-	-	-	(506,980)	-	(506,980)
Other comprehensive loss	-	-	-	-	(494,751)	(494,751)
Balance - December 31, 2015	100	9,670,000	34,287	$(1,862,908)	2,755,206	10,596,585

Net loss (unaudited)	-	-	-	(502,949)	-	(502,949)
Other comprehensive loss (unaudited)	-	-	-	-	(102,717)	(102,717)
Balance - September 30, 2016 (unaudited)	100	$9,670,000	$34,287	$(2,365,857)	$2,652,489	$9,990,919

The accompanying notes are an integral part of these consolidated financial statements.

CJC (Hong Kong) Limited

Consolidated Statements of Cash Flows

	Nine Months Ended September 30,	Year Ended December 31,
	2016	2015	2014
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(502,949)	$(506,980)	$(1,588,972)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	766,874	862,255	920,908
Changes in operating assets and liabilities:
Accounts receivable	(535,741)	(81,158)	3,575,143
Other receivable	-	-	77,906
Prepaid expenses and deposits	(8,569,946)	397,262	(196,529)
Accounts payable	(413,088)	(3,115,301)	(345,743)
Accrued interest	398,118	566,981	(461,329)
Deposit receivable	29,374	482,405	(441,646)
Tax payable	(56,737)	(215,427)	1,034,418
Other payable	(634,382)	(254,642)	(9,533)
Net cash (used in)/from operating activities	(9,518,477)	(1,864,602)	2,564,622

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,190,297)	(6,650,135)	(11,256,239)
Payments of due from related party	(298,000)	-	(1,079,936)
Collection of due from related party	-	1,213,765	-
Net cash used in investing activities	(1,488,297)	(5,436,370)	(12,336,175)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loans	4,497,000	7,877,991	20,450,428
Repayment of loans	(1,724,685)	(2,625,997)	(430,108)
Proceeds from related party	6,231,194	2,030,213	(10,436,439)
Net cash provided by financing activities	9,003,509	7,282,207	9,583,881

Effects on changes in foreign exchange rate	1,906,147	(6,693)	(7,571)

Net decrease in cash and cash equivalents	(97,118)	(25,458)	(195,243)
Cash and cash equivalents - beginning of period/year	140,438	165,896	361,139
Cash and cash equivalents - end of period/year	$43,320	$140,438	$165,896

Supplemental Cash Flow Disclosures
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

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CJC (Hong Kong) Limited

Notes to the Consolidated Financial Statements

Nine Months Ended September 30, 2016 (unaudited),

Years Ended December 31, 2015 and 2014

(Except CJC (Hong Kong) Limited, all English names of the companies and natural persons in this report are not their official English names but are stated here for identification purpose only.)

NOTE 1 -ORGANIZATION AND DESCRIPTION OF BUSINESS

CJC (Hong Kong) Limited (the “Company” or “CJC”) was incorporated in Hong Kong on November 5, 2015.

The Company, through its wholly owned direct and indirect subsidiaries listed below, operates in two industry segments, namely hospitality and power production, and one geographic segment, the People’s Republic of China (“China” or the “PRC”). Each of the Companies subsidiaries were incorporated in the PRC and have fiscal year end of December 31. The description and principal activities of the subsidiaries are set out below.

Entity Name	Entity Owned By	Nature of Operation
Jin Tai Hong (Shenzhen) Hotel Management Services Company Limited (“Jin Tai Hong”)	CJC	Investment holding
Jin Bai Xing (Shenzhen) Clean Energy Technology Services Company Limited (“Jin Bai Xing”)	CJC	Investment holding
Xiao Jin County En Ze Hotel Management Company Limited ("En Ze")	Jin Tai Hong	Hotel management
Xiao Jin County Si Gu Niang Mountain Hotel Management Company Limited ("Si Gu Niang")	Jin Tai Hong	Hotel operation (under construction)
Xiaojin County Jitai Power Investment Company Limited (“Jitai”)	Jin Bai Xing	Hydroelectric power station operation
Xiaojin County Xin Hong Electric Power Development Company Limited (“Xin Hong”)	Jin Bai Xing	Hydroelectric power station operation (under construction)
Sichuan Xing Tie Electric Power Company Limited (“Xing Tie”)	Jin Bai Xing	Manufacturing and trading of mechanical and electrical equipment

Recent Developments

CJC’s subsidiaries were controlled by the same owners immediately prior to their acquisition by CJC. As a result of the acquisition of the subsidiaries by CJC, they became 100% owned subsidiaries of CJC. As these transactions are between entities under common control, the Company has reported the results of operations for the period in a manner similar to a pooling of interests and has consolidated financial results since the initial date in which the above companies were under common control. Assets and liabilities were combined on their carrying values and no recognition of goodwill was made. The Company has presented earnings per share based on the new parent company shares issued to the former shareholders of the Company.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Consolidated Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Financial Statements have been prepared using the accrual basis of accounting in accordance with the Generally Accepted Accounting Principles ("GAAP") of the United States. The Company’s fiscal year end is December 31.

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Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. The acquisition of all of the issued and outstanding stock of its subsidiaries was accounted for as a common control business combination under ASC 805-50. All intercompany accounts and transactions have been eliminated. We currently have no investments accounted for using the equity or cost methods of accounting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Foreign Currency Translation and Re-measurement

The Company translates its foreign operations to the U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The Company’s functional currency and reporting currency is the U.S. dollar, subsidiaries’ functional currency is the Chinese Renminbi (“RMB”).

The Company's subsidiaries, whose records are not maintained in that company's functional currency, re-measure their records into their functional currency as follows:

•	Monetary assets and liabilities at exchange rates in effect at the end of each period
•	Nonmonetary assets and liabilities at historical rates
•	Revenue and expense items at the average rate of exchange prevailing during the period

Gains and losses from these re-measurements were not significant and have been included in the Company's results of operations.

The Company's subsidiaries, whose functional currency is not the U.S. dollar, translate their records into the U.S. dollar as follows:

•	Assets and liabilities at the rate of exchange in effect at the balance sheet date
•	Equities at the historical rate
•	Revenue and expense items at the average rate of exchange prevailing during the period

Adjustments arising from such translations are included in accumulated other comprehensive income in shareholders’ equity.

	September 30,	December 31,	December 31,
	2016	2015	2014
	(Unaudited)
Spot RMB: USD exchange rate	$0.15	$0.15	$0.16
Average RMB: USD exchange rate	$0.15	$0.16	$0.16

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $43,320 (unaudited), $140,438 and $165,896 in cash and cash equivalents as at September 30, 2016 and December 31, 2015 and 2014, respectively.

Accounts receivable

The Company has performed an analysis on all of its accounts receivable and determined that all amounts are collectible by the Company. Accounts receivable are reflected as a current asset and no allowance for bad debt has been recorded as of September 30, 2016 (unaudited), December 31, 2015 and 2014. The Company’s accounts receivable consists of only trade receivables.

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Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

Property and Equipment

Property and equipment are stated at cost. Repair and maintenance costs that do not improve service potential or extend economic life are expensed as incurred. Depreciation is recorded principally by the straight-line method over the estimated useful lives of our assets, which are reviewed periodically and generally have the following ranges:

Years
Power stations	35
Office equipment	8
Mechanical equipment	6-30
Transportation equipment	6-10

Construction in progress is the construction or development of property and equipment that have not yet been placed in service for our intended use and is not depreciated until ready for service. It is recognized based on the costs incurred, and is reclassified to property and equipment when it is available for intended use. Depreciation is not recorded during the period in which a long-lived asset or disposal group is classified as held for sale, even if the asset or disposal group continues to generate revenue during the period.

We evaluate the carrying value of our property and equipment if there are indicators of potential impairment. We perform an analysis to determine the recoverability of the asset’s carrying value by comparing the expected undiscounted future cash flows to the net book value of the asset. If it is determined that the expected undiscounted future cash flows are less than the net book value of the asset, the excess of the net book value over the estimated fair value is recorded in our consolidated statements of operations within impairment losses. Fair value is generally estimated using valuation techniques that consider the discounted cash flows of the asset using discount and capitalization rates deemed reasonable for the type of asset, as well as prevailing market conditions, appraisals, recent similar transactions in the market and, if appropriate and available, current estimated net sales proceeds from pending offers.

Capitalized Interest

Interest is capitalized on construction in progress using the interest rate range of 6.14% - 11.28% during the fiscal period (unaudited) and years. Interest of $1,823,710 (unaudited), $1,514,566 and $1,107,036 was capitalized during the nine months ended September 30, 2016 and the years ended December 31, 2015, and 2014, respectively, and is included in construction in progress in the Company's consolidated balance sheets.

Intangible Assets

We account for intangible assets in accordance with ASC 350 "Intangibles-Goodwill and Other.” The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed, either on a straight-line or accelerated basis over the estimated periods benefited. Land use rights are amortized over 50 years. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Related Party

The Company follows ASC 850, "Related Party Disclosures," for the identification of related parties and disclosure of related party transactions.

Financial Instruments

The Company follows ASC 820,"Fair Value Measurements and Disclosures," which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

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Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company's financial instruments consist principally of cash and restricted cash, prepaid expense, and accounts payable and accrued liabilities and amounts due to related parties. Pursuant to ASC 820, the fair value of the Company's cash is determined based on "Level 1" inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of the Company's other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company's management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures is limited.

All of the accounts receivable were due from a single customer of Jitai. The customer is a company with the PRC Government being the major shareholder. Hence, the credit risk associated with the accounts receivable was considered to be insignificant.

Revenue Recognition

The Company pursues opportunities to realize revenues from the provision of electricity by Jitai. It is the Company’s policy that revenues and gains will be recognized in accordance with ASC Topic 605-10-25, “Revenue Recognition.” Under ASC Topic 605-10-25, revenue earning activities are recognized when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

An unrelated company (the “Guarantor”) has provided a guarantee for a related company of CJC (the “Related Company”) to secure a bank loan of $1,449,900 which matured in 2014. Jitai has in turn provided a guarantee to the Guarantor. Upon maturity of the loan, the Related Company failed to repay the loan. Hence, the Guarantor repaid the amount to the bank for the Related Company, but Jitai failed to fulfill its obligation for the guarantee to the Guarantor. By a court order, an agreement (the “Jitai Agreement”) between the Guarantor and Jitai was reached whereby the revenue of Jitai from June 2016 will be paid directly from the customer of Jitai to the Guarantor until a total of $1,364,620 has been repaid to the Guarantor. The revenue shown in the statement of operations for the nine months ended September 30, 2016 (unaudited) has excluded the revenue paid to the Guarantor in accordance with the Jitai Agreement.

Concentration of Revenue

All revenue of the Company during the years was earned from provision of electricity to a single customer which was unrelated to the Company.

Share-based Expenses

ASC 718 "Compensation – Stock Compensation," prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

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The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, "Equity – Based Payments to Non-Employees." Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable: (a) the goods or services received; or (b) the equity instruments issued. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the nine months ended September 30, 2016 (unaudited) and the years ended December 31, 2015 and 2014.

Net Loss per Share of Common Stock

The Company has adopted ASC Topic 260, "Earnings per Share," ("EPS") which requires the presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Commitments and Contingencies

The Company follows ASC 450-20, "Loss Contingencies," to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

As shown in Note 2 – Revenue Recognition, the Company was committed to use its revenue from June 2016 onwards to pay for the amount guaranteed by Jitai of $1,364,620. Except for this commitment, there were no other commitments or contingencies at September 30, 2016 (unaudited), December 31, 2015 and 2014.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842),” intended to improve financial reporting around leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. The ASU will require organizations that lease assets - referred to as "lessees"- to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. For public companies, the standard is effective for fiscal years beginning after December 15, 2018 and interim periods therein. Earlier adoption is permitted for any annual or interim period for which consolidated financial statements have not yet been issued. The Company is currently evaluating the potential impact that the adoption of ASU No. 2016-02 may have on its consolidated financial statements.

In August 2015, the FASB issued ASU No. 2015-14, “Revenue From Contracts With Customers (Topic 606).” The amendments in this ASU defer the effective date of ASU 2014-09. Public business entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. We are still evaluating the effect of the adoption of ASU 2014-09.

The Company has reviewed all other recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our consolidated financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company has a net loss from operations of $502,949 (unaudited), $506,980 and $1,588,972 for the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2014 respectively, and an accumulated deficit of $2,365,857 (unaudited), $1,862,908 and $1,355,928 as of September 30, 2016, December 31, 2015 and 2014 respectively. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2016.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan. In response to these problems, management intends to raise additional funds through public or private placement offerings.

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As shown in Note 2 – Revenue Recognition, the failure of Jitai to fulfill its obligation of guarantee and the agreement between the Guarantor and Jitai will significantly affect the subsequent revenue recognized by Jitai and hence the Company.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - ACCOUNTS RECEIVABLE

Accounts receivable represents the amounts billed to the sole customer of Jitai for provision of electricity. It was overdue for less than one year as at the end of the periods presented. The sole customer is a company with the PRC Government being the major shareholder, and hence is considered to be trust worthy and no impairment is considered to be required for the amount.

NOTE 5 - PREPAID EXPENSES AND DEPOSITS

	September 30,	December 31,	December 31,
	2016	2015	2014
Prepaid expenses:	(Unaudited)
Third party suppliers for construction materials	$507,412	$-	$284,384
Third party service providers for construction services	7,666,189	-	117,742
Third party suppliers for construction equipment	398,312	-	-
Deposits:
The authority of the PRC government as a guarantee for the standard of the power station upon completion of construction	71,952	73,919	77,330
	$8,643,865	$73,919	$479,456

NOTE 6 - DUE FROM RELATED PARTY

As of December 31, 2014, the Company had advanced Li Yuen Huacheng Electrical Engineering Company Limited $1,228,626. As of September 30, 2016, the Company had advanced Chengdu Shangyan Hotel Management Company Limited $298,000. These companies are under common control. The amounts were non-interest bearing, unsecured and had no fixed terms of repayment. As of the date of this report, the amounts have been fully settled.

NOTE 7 - PROPERTY AND EQUIPMENT

Property and equipment at September 30, 2016 (unaudited), December 31, 2015 and 2014 consist of the following:

	September 30,	December 31,	December 31,
	2016	2015	2014
Cost:	(Unaudited)
Power stations	$38,737,479	$38,737,479	$23,244,501
Office equipment	20,464	20,464	20,464
Mechanical equipment	13,226	6,234	5,352
Transportation equipment	102,984	102,984	99,179
Construction in progress	47,813,579	46,623,282	52,336,197
	86,687,731	85,490,443	75,705,693
Less: accumulated depreciation	(5,816,431)	(5,054,763)	(4,201,278)
Foreign currency translation effect	(6,551,875)	(4,541,848)	(1,482,690)
Property and equipment, net	$74,319,425	$75,893,832	$70,021,725

Depreciation expense for the nine months ended September 30, 2016, the years ended December 31, 2015 and 2014 amounted to $761,668 (unaudited), $853,485 and $912,792, respectively.

Part of power station and construction in progress has been pledged to banks to secure the bank loans (Note 10) provided to the Company.

During the year ended December 31, 2015, construction in progress of $14,420,282 had been re-classified to power station upon completion of construction when the facility reached the stage of completion for its intended use.

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NOTE 8 - INTANGIBLE ASSETS

The intangible assets represent land use rights in the PRC with lease terms ranging from 36 years to 50 years.

	September 30,	December 31,	December 31,
	2016	2015	2014
	(Unaudited)
Cost	$338,250	$338,250	$338,250
Less: accumulated amortization	(105,571)	(100,365)	(92,415)
Foreign currency translation effect	(22,107)	(16,279)	(5,957)
Intangible assets, net	$210,572	$221,606	$239,878

The amortization expense for the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2014 amounted to $5,206 (unaudited), $7,950 and $8,100, respectively.

Part of land use rights have been pledged to banks to secure for the bank loans (Note 10) provided to the Company.

NOTE 9 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	September 30,	December 31,	December 31,
	2016	2015	2014
	(Unaudited)
Construction service fees payable to third party service providers	$788,154	$1,529,487	$1,240,542
Amounts payable to third party construction equipment suppliers	335,509	-	-
Salaries and sundries expenses payable	4,768	12,032	21,185
	$1,128,431	$1,541,519	$1,261,727

The amounts were interest free, unsecured and to be repaid within 1 year from September 30, 2016 (unaudited), December 31, 2015 and 2014, respectively.

NOTE 10 - LOANS PAYABLE AND ACCRUED INTEREST

The components of our long-term debt from Bank and Credit Union, including the current portion, and the associated interest rates, were as follows as of September 30, 2016 (unaudited), December 31, 2015 and 2014:

	September 30,	December 31,	December 31,
	2016	2015	2014	Interest rate
	(Unaudited)
Note payable - December 29, 2011 - December 28, 2017	$344,770	$354,200	$370,530	0.94% per month
Note payable - November 23, 2011 - November 23, 2017	824,450	847,000	886,050	0.94% per month
Note payable - August 31, 2011 - August 30, 2017	644,570	662,200	692,730	0.94% per month
Note payable - June 16, 2014 - June 15, 2020	7,495,000	7,700,000	8,055,000	Best lending interest rate of the People's Bank of China plus 20% per annum
Note payable - in batches; July 2011 - May, 2015	-	-	2,698,425	vary from batch to batch, from 7.69% - 10.56% per annum
Note payable - January 22, 2015 - January 21, 2020	2,510,825	2,579,500	-	11.40% per annum
Note payable - November 24, 2014 - November 25, 2024	4,946,700	5,082,000	-	9.23% per annum
Note payable - January 10, 2014 - December 20, 2032	18,137,900	19,404,000	20,298,600	Best lending interest rate of the People's Bank of China plus 4% per annum
Note payable - June 27, 2016 - June 28, 2021	4,497,000	-	-	7.6% per annum
	$39,401,215	$36,628,900	$33,001,335

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Interest expenses for the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2014 amounted to $1,000,937 (unaudited), $1,068,176 and $803,306, respectively.

The bank loans are secured by construction in progress (September 30, 2016: $5,039,395 (unaudited); December 31, 2015: $4,688,317; December 31, 2014: $18,779,190; Note 7), power station (September 30, 2016: $30,526,896 (unaudited); December 31, 2015: $32,120,764; December 31, 2014: $18,238,063; Note 7) and intangible assets (September 30, 2016: $131,650 (unaudited); December 31, 2015: $139,524; December 31, 2014: $151,917; Note 8) from part of the balances of those items shown in the balance sheet.

NOTE 11 - DEPOSITS RECEIVED

Deposits received represent the deposits received from one of the major construction service providers as a performance guarantee of the power station under construction for the years ended December 31, 2015 and 2014, and from seven construction service providers as a performance guarantee for the power station under construction for the nine months ended September 30, 2016 (unaudited). Deposits received will be refunded to the service providers when the construction is completed to a satisfactory standard.

NOTE 12 - DUE TO RELATED PARTIES

As of September 30, 2016 (unaudited), December 31, 2015 and 2014, the Company was obligated to the following related parties:

	September 30,	December 31,	December 31,	Relationship with
Related Party Name	2016	2015	2014	the Company
	(Unaudited)
Yeung Baigui	$3,240,064	$2,963,213	$1,391,653	Current director and former stockholder of Si Gu Niang
Wu Hongguang	8,031,589	7,810,900	14,431,527	Current director of Jitai and former stockholder of Jitai and Xing Tie
Chen Juan	1,248,918	-	-	Current director of and former stockholder of En Ze
Hu Dengyang	1,410,732	-	-	Current director of Jin Bai Xing and former stockholder of En Ze
Wu Ling Electrical Engineering Company Limited	2,235,894	1,540,924	1,611,967	Former stockholder of Xing Tie, currently under the same ultimate common control with CJC
Sichuan Jiuyuen Property Development Company Limited	400,898	414,351	433,454	Under the same ultimate common control with CJC
Sichuan Jiuyuen Electrical Engineering Company Limited	9,181,957	7,286,028	3,435,685	Under the same ultimate common control with CJC
Xinlong Xi Da Electrical Engineering Company Limited	280,040	289,437	302,781	Under the same ultimate common control with CJC
Li Yuen Huacheng Electrical Engineering Company Limited	2,418,252	2,160,602	-	Under the same ultimate common control with CJC
Sichuan Red Leaf Electrical Engineering Company Limited	402,151	153,846	-	Under the same ultimate common control with CJC
	$28,850,495	$22,619,301	$21,607,067

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The amounts are non-interest bearing, unsecured and have no fixed terms of repayment.

NOTE 13 - OTHER LIABILITIES

	September 30,	December 31,	December 31,
	2016	2015	2014
	(Unaudited)
Sichuan Lap Yip Electronic Company Limited	$674,550	$1,185,800	$1,498,230
The PRC Government of Xiao Jin Country	-	123,200	128,880
Sundries	68	-	-
	$674,618	$1,309,000	$1,627,110

The amounts are non-interest bearing, unsecured and have no fixed terms of repayment.

NOTE 14 - EQUITY

Common Stock

As of September 30, 2016 (unaudited) and December 31, 2015, the Company had 100 shares of common stock issued and outstanding.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 15 - PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, "Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. It also requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company is subject to taxation in Hong Kong and the PRC.

The statutory income tax rate of Hong Kong is 16.5%. The statutory federal income tax rate of the PRC is 25%.

Tax expenses of $0 (unaudited), $269,964 and $1,214,301 have been incurred during the nine months ended September 30, 2016 and the years ended December 31, 2015 and 2014 respectively, which represent the Business Tax of the PRC charged on the addition of construction in progress during the years at an effective tax rate of approximately 3%. The tax expenses have been categorized under general and administrative expenses in the consolidated statements of operations and other comprehensive income (expenses). Tax payable in the consolidated balance sheets represents solely the provision for these tax expenses.

As of September 30, 2016, December 31, 2015 and 2014, the Company has loss carried forwards for Hong Kong income taxes of approximately $11,000 (unaudited), $11,000 and $0 respectively, and for Chinese income taxes of approximately $2,355,000 (unaudited), $1,852,000 and $1,356,000, respectively. The tax benefits of operating loss in China can be carried forward up to a maximum of 5 years and will begin expiring in 2021.

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China and Hong Kong components of income (loss) before income taxes were as follows:

	For the Nine Months Ended	For the Years Ended
	September 30,	December 31,
	2016	2015	2014
	(Unaudited)
Hong Kong	$-	$10,965	$-
China	502,949	496,015	1,588,972
Loss before income taxes	$502,949	$506,980	$1,588,972

The income tax provision/(benefit) for the years ended December 31, 2015 and 2014 consists of the following:

	For the Nine Months Ended	For the Years Ended
	September 30,	December 31,
	2016	2015	2014
	(Unaudited)
Income tax benefit at statutory rate:
Hong Kong	$-	$1,809	$-
China	125,737	124,004	397,243
Total	125,737	125,813	397,243
Change in valuation allowance	(125,737)	(125,813)	(397,243)
Income tax expense (benefit)	$-	$-	$-

Deferred taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts recorded for tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

	As at September 30,	As at December 31,
	2016	2015	2014
	(Unaudited)
Net operating loss carried forward:
Hong Kong	$1,809	$1,809	$-
China	705,245	579,508	455,504
Total	707,054	581,317	455,504
Valuation allowance	(707,054)	(581,317)	(455,504)
Net deferred tax asset	$-	$-	$-

The reconciliation of the effective income tax rate to the Hong Kong statutory rate as of December 31, 2015 and 2014:

Income tax rate	16.5%
Increase in valuation allowance	(16.5%)
Effective income tax rate	0.0%

The reconciliation of the effective income tax rate to the China statutory rate as of December 31, 2015 and 2014:

Income tax rate	25.0%
Increase in valuation allowance	(25.0%)
Effective income tax rate	0.0%

The Company records a valuation allowance against deferred tax assets to the extent that it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Due to the substantial doubt related to the Company's ability to continue as a going concern and utilize its deferred tax assets, a valuation allowance for the full amount of the deferred tax assets has been established at December 31, 2015. As a result of this valuation allowance there are no income tax benefits reflected in the accompanying statement of operations to offset pre-tax losses.

The Company has no uncertain tax positions as of December 31, 2015 and 2014 due to the limited nature of its operations. Income taxes for the years ended December 31, 2013 through 2015 remain subject to examination.

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NOTE 16 - INDUSTRY SEGMENTS

At September 30, 2016 (unaudited), December 31, 2015 and 2014, the Company operates in two industry segments, namely hospitality and power production, and in one geographic segment, China, where all assets and liabilities were located.

Hospitality

The Company provides catering and hospitality services.

Power production

The Company produces hydroelectric power.

Segment revenue and net loss for the nine months ended September 30, 2016 (unaudited), the years ended December 31, 2015 and 2014 were as follows:

September 30, 2016 (unaudited)	Hospitality	Power production	Total Consolidated
Assets
Current assets	$6,213	$9,593,245	$9,599,458
Property and Equipment	6,684,668	67,634,757	74,319,425
Other non-current assets	131,650	78,922	210,572
Liabilities
Current liabilities	807,505	33,929,816	34,737,321
Long term liabilities	6,310,790	33,090,425	39,401,215
Net assets (liabilities)	$(295,765)	$10,286,683	$9,990,919

December 31, 2015	Hospitality	Power production	Total Consolidated
Assets
Current assets	$-	$292,889	$292,889
Property and Equipment	4,688,317	71,205,515	75,893,832
Other non-current assets	139,524	82,082	221,606
Liabilities
Current liabilities	3,076,872	27,645,970	29,182,842
Long term liabilities	1,863,400	33,225,500	36,628,900
Net assets (liabilities)	$(112,431)	$10,709,016	$10,596,585

December 31, 2014	Hospitality	Power production	Total Consolidated
Assets
Current assets	$-	$1,873,978	$1,873,978
Property and Equipment	3,866,235	66,155,490	70,021,725
Other assets	151,917	87,961	239,878
Liabilities			-
Current liabilities	2,145,811	25,390,131	27,535,942
Long term liabilities	1,949,310	31,052,025	33,001,335
Net assets (liabilities)	$(76,969)	$11,675,273	$11,598,304

Nine Months Ended September 30, 2016 (unaudited)	Hospitality	Power production	Total Consolidated
Revenue	$-	$1,551,415	$1,551,415
Cost of goods sold	-	(748,803)	(748,803)
Operating expenses	(95,361)	(208,840)	(304,201)
Other expenses, net	-	(1,001,360)	(1,001,360)
Net loss	$(95,361)	$(407,588)	$(502,949)

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Year Ended December 31, 2015	Hospitality	Power production	Total Consolidated
Revenue	$-	$1,987,464	$1,987,464
Cost of goods sold	-	(833,467)	(833,467)
Operating expenses	(40,154)	(528,649)	(568,803)
Other expenses, net	-	(1,092,174)	(1,092,174)
Net loss	$(40,154)	$(466,826)	$(506,980)

Year Ended December 31, 2014	Hospitality	Power production	Total Consolidated
Revenue	$-	$2,183,113	$2,183,113
Cost of goods sold	-	(924,122)	(924,122)
Operating expenses	(158,697)	(1,885,928)	(2,044,625)
Other expenses, net	-	(803,338)	(803,338)
Net loss	$(158,697)	$(1,430,275)	$(1,588,972)

NOTE 17 - SUBSEQUENT EVENTS

The Share Exchange Agreement

On October 10, 2016, Axiom Holdings, Inc. ( “Axiom”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with CJC and the two shareholders of CJC, Hu Dengyang and Yang Chuan (the “CJC Shareholders”). Pursuant to the Share Exchange Agreement, Axiom has agreed to acquire all of the issued and outstanding shares of CJC from the CJC Shareholders in exchange for the issuance to the CJC Shareholders of 200,000,000 shares of Axiom’s common stock, par value $0.001 per share (the “Common Stock”).

In connection with the transactions contemplated under the Share Exchange Agreement, Axiom will cancel 200,000,000 shares of its Common Stock currently outstanding prior to the closing of the transactions, and therefore the shares of Common Stock issued to the CJC Shareholders in the transactions pursuant to the Share Exchange Agreement will represent approximately 58.8% of the issued and outstanding shares of Axiom’s Common Stock at the closing of such transactions. As of October 10, 2016, Axiom has 340,000,000 shares of Common stock issued and outstanding. The acquisition of the shares of CJC and the cancellation of the shares of Company’s Common Stock as described herein, together with the other transactions described in the Share Exchange Agreement, are collectively referred to herein as the “Transactions.” Upon completion of the closing of the Transactions, CJC will become a subsidiary of Axiom.

Any party may terminate the Share Exchange Agreement if the closing of the Transactions does not occur by February 15, 2017 (unless such failure was due to a breach of the Share Exchange Agreement by such party). The Company’s obligation to close is conditioned upon, among other items, (i) certain, limited customary representations and warranties of CJC and the CJC Shareholders remaining true and correct; (ii) CJC and the CJC Shareholders having complied in all material respects with all covenants and conditions required by the Share Exchange Agreement; (iii) no order of any governmental authority being in place which prohibits the Transactions; (iv) receipt of any consents or approvals required for the closing of the Transactions under any contracts, permits, trademarks or intangibles; (v) the completion by Axiom, to its satisfaction in its sole discretion, of its due diligence investigation of CJC and its operations; (vi) CJC having provided Axiom with certain financial statements and (vii) no material adverse effect having occurred with respect to CJC.

CJC and the CJC Shareholders’ obligations to close are conditioned upon, among other items, (i) certain, limited customary representations and warranties of Axiom remaining true and correct; (ii) Axiom having complied in all material respects with all covenants and conditions required by the Share Exchange Agreement; (iii) no order of any governmental authority being in place which prohibits the Transactions; (iv) no more than 340,000,000 shares of Common Stock being outstanding; (v) the completion by counsel for the CJC Shareholders, to its satisfaction in its sole discretion, of its due diligence investigation of Axiom; and (vi) no material adverse effect having occurred with respect to Axiom.

As of the closing of the Transactions, the parties have agreed to execute such documents and undertake such actions as required to cause the Board of Directors of Axiom following the closing to consist of one current director of Axiom and two directors appointed by the CJC Shareholders.

On December 21, 2016, Axiom, Horizon Resources Co. Ltd., a Cayman Islands company and a wholly owned subsidiary of Axiom (“Horizon”), CJC and the CJC Shareholders entered into an amendment to the Share Exchange Agreement (the “SEC Amendment”) in which Horizon agreed to acquire all of the issued and outstanding CJC’s Shares from the CJC Shareholders in exchange for the issuance by Axiom to the CJC Shareholders of 200,000,000 shares of Common Stock. The Share Exchange Agreement as amended by the SEA Amendment is collectively referred to as the “Share Exchange Agreement, as amended”. The SEA Amendment also provides for the addition of Xing Tie Electric which is an additional subsidiary of CJC to be acquired as part of the transaction. The Share Exchange Agreement as originally drafted provided for the direct acquisition by Axiom of the CJC’s Shares, and the SEA Amendment accomplishes this through the transfer of the CJC Shares to Horizon, resulting in indirect ownership by Axiom of the CJC’s Shares through Axiom’s wholly owned subsidiary Horizon.

On December 21, 2016, Horizon completed the acquisition of the CJC’s Shares as provided for in the Share Exchange Agreement as amended by the SEA Amendment. Pursuant to the terms and conditions of the Share Exchange Agreement, as amended, the CJC Shareholders who collectively own 100% of the issued and outstanding shares of CJC exchanged their CJC Shares for an aggregate of 200,00,000 shares of our common stock. Pursuant to terms of the Share Exchange Agreement and immediately prior to the completion of the acquisition of CJC, Low Tuan Lee, Lim Wei and Chua Seong cancelled an aggregate of 200,000,000 shares of Axiom’s common stock. Upon completion of the closing, CJC will become a subsidiary of Axiom and the CJC Shareholders as a group will hold approximately 58.8% of Axiom’s pro-forma shares of common stock outstanding which is expected to be approximately 340,000,000 shares giving effect to the issuance of the shares to acquire CJC and the share cancellation.

Management has evaluated subsequent events through the date these financial statements were available to be issued. Based on our evaluation, no other events have occurred that require disclosure.

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